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                                                                     EXHIBIT 9.2


RESTATED STOCK VOTING AGREEMENT


The undersigned, constituting all of the shareholders of HMT High Medical Technologies AG, a Swiss corporation, collectively own 2,000,100 shares of HealthTronics, Inc., a Georgia corporation. The undersigned mutually agree, beginning April 26, 1999, to vote our shares as a block with respect to all matters. We will vote these shares according to the decision of holders of a majority of the shares subject to this agreement. This agreement replaces the Stock Voting Agreement that was effective as of May 1, 1998.



Name of Shareholder:  Number of Shares of HealthTronics, Inc. Date of Signature:
                      Beneficially Owned on March 15, 1999:
________________________________________________________________________________


/s/ KARL HEINZ RESTLE            500,100                      April 26, 1999
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Karl Heinz Restle


/s/ WERNER SCHWARZE              500,000                      April 24, 1999
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Werner Schwarze


/s/ WALTER UEBELACKER            500,000                      April 25, 1999
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Walter Uebelacker


/s/ JOACHIM VOSS                 500,000                      April 24, 1999
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Joachim Voss